EXHIBIT 1.0



                                                              FILED
                                                           DEC 22 1998
                                                     JAMES A.DiELEUTERIO, JR.
                                                         STATE TREASURER

                          CERTIFICATE OF INCORPORATION
                                       of
                            R-Tec Technologies, Inc.


         THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

FIRST: The name of the corporation is R-Tec Technologies, Inc.

SECOND: The address of the corporation's initial registered office is 290 Green Road, Sparta, NJ 07871. The name of the registered agent at such address is Nancy Vitolo.

THIRD: The purpose for which this corporation is organized is to engage in any activity within the pruposes for which corporations may be organized under the "New Jersey Business Corporation Act," N.J.S. 14A:1-1 et seq.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares without par value.

FIFTH: The number of directors constituting the initial Board of Directors of this corporation is two (2). The name and adress of each person who is to serve as such Director is:

Nancy Vitolo, P.O. Box 70, Allamuchy, N.J. 07820. Phillip Lacqua, 499 Van Brunt Street, Brooklyn, N.Y. 11228.

SIXTH: The name and address of the incorporator is Capitol Information Services, Inc., 172 West State Street, Trenton, N.J. 08608

         In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officer this 21st day of October, 1998.


                                                       /s/ Ruth Schneider
                                                       ------------------------
                                                       Ruth Schneider
                                                       Executive Vice President




FILED FOR: Marc M. Scola, Esq.               Capital Information Services, Inc.
           Marc M. Scola,                    172 West State Street
           A Professional Corporation        Trenton, New Jersey  08608
           61 Mallard Drive
           P.O. Box 282
           Allamuchy, N.J.  07820